Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-08837, 333-33231, 333-36071, 333-57488, 333-90104, 333-116341, 33-84116, 33-84118, 33-84120, 33-84122 and 33-84124 of Gateway, Inc. on Form S-8 of our report dated June 14, 2005, appearing in this Annual Report on Form 11-K of Gateway, Inc. Retirement Savings Plan for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Costa Mesa, California

June 24, 2005